UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	March 2nd, 2007

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
8 West Main Street, Niantic, Connecticut	06352
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 739-8030

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

The Registrant’s wholly owned subsidiary’s lawsuit for alleged patent infringement of its U.S. Patent No. 5,130,792 against Time Warner, Inc., Charter Communications, Inc., Comcast Cable Communications LLC, is proceeding in the U.S. District Court for the Eastern District of Texas.  Under the court’s scheduling order, several phases of the litigation are proceeding as follows:

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Various case discovery activities are currently ongoing. The parties are scheduled to file a joint claim construction and pre-hearing statement at the end of May 2007.

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The claim construction issues in dispute are to be briefed by both sides during the summer months, culminating in a claim construction hearing to be conducted by the court at the end of August 2007.

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Following the claim construction briefing and court hearing, discovery on damages, expert discovery, and completion of other discovery will take place in the fall of 2007.  Dispositive motions are to be filed by both sides at the end of November.  Various final pretrial activities are scheduled to take place in December and January 2008.  The court will schedule a hearing to consider all pending motions and objections, most likely in early 2008.

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Docket call and final pretrial conference are scheduled for February 4, 2008, and jury selection is slated for February 5, 2008.  The case is then to be tried in order with other cases on the docket.

A copy of the News Release dated March 2nd, 2007 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated March 2nd, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  March 2nd, 2007

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

Exhibit 99.1

USVO Investor Relations Contact: (860) 739 - 8030

UPDATE: USVO’S CABLE COMPANIES LAWSUIT

(Niantic, CT – March 2, 2007) – USA Video Technology Corp.’s, a wholly owned subsidiary of USA Video Interactive Corp. (OTCBB: USVO; TSXV: US; BSE/Frankfurt: USF) lawsuit for alleged patent infringement of its U.S. Patent No. 5,130,792 against Time Warner, Inc., Charter Communications, Inc., Comcast Cable Communications LLC, is proceeding in the U.S. District Court for the Eastern District of Texas.  Under the court’s scheduling order, several phases of the litigation are proceeding as follows:

•

Various case discovery activities are currently ongoing. The parties are scheduled to file a joint claim construction and pre-hearing statement at the end of May 2007.

•

The claim construction issues in dispute are to be briefed by both sides during the summer months, culminating in a claim construction hearing to be conducted by the court at the end of August 2007.

•

Following the claim construction briefing and court hearing, discovery on damages, expert discovery, and completion of other discovery will take place in the fall of 2007.  Dispositive motions are to be filed by both sides at the end of November.  Various final pretrial activities are scheduled to take place in December and January 2008.  The court will schedule a hearing to consider all pending motions and objections, most likely in early 2008.

•

Docket call and final pretrial conference are scheduled for February 4, 2008, and jury selection is slated for February 5, 2008.  The case is then to be tried in order with other cases on the docket.

About USVO:

USA Video Interactive Corp. (“USVO”) designs and markets technology for delivery of digital media. USVO developed its MediaSentinel™ and SmartMark™ digital watermarking technology to provide a robust means for producers and distributors to invisibly protect their content. USA Video Technology Corp., a wholly owned subsidiary of USVO, holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 206 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 8 West Main Street, Niantic, Connecticut, 06357  Telephone  (860) 739 - 8030

Facsimile (860) 739 - 8070; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact (860) 739 – 8030 or contact@usvo.com.

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaEscort, MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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